CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): March 11, 2010

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.02: Entry into a Material Definitive Agreement

Section 2: Financial Information

  Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

In December 2008 and January 2009, we completed two closings with note holders of 12% Senior Notes (the “Series 1 Note Holders”), pursuant to which we issued an aggregate of $1,757,500 in 12% Series 1 Senior Notes (“Series 1 Notes”); in consideration thereof, we issued the Series 1 Note holders warrants to purchase up to 1,406,000 shares of common stock at $1.00 per share. In May and June 2009, we completed two closings with note holders of the 12% Series 2 Senior Promissory Notes (the “Series 2 Note Holders,” together with the Series 1 Note Holders, the “Note Holders”), pursuant to which we issued an aggregate of $1,796,000 in 12% Series 2 Senior Notes (“Series 2 Notes,” together with the Series 1 Notes, the “Notes”); in consideration thereof, we issued the Series 2 Note Holders warrants to purchase up to 2,873,200 shares of common stock  at $0.98 per share. The terms of the Series 2 Notes provided that if the stockholders of the Company do not approve of the Series 2 Note Offering by September 1, 2009 and the Company did not redeem the 12% Series 2 Notes by November 30, 2009, then the holders of such 12% Series 2 Notes shall be entitled to declare such notes in default and declare the entire principal and unpaid accrued interest thereon immediately due and payable.  Additionally, since we have not yet paid the interest that was due on December 1, 2009 or March 1, 2010, we are in default.  Although we have not received any notice from the holders of the Series 2 Notes requesting we cure this default, we have exceeded the cure period and therefore, all of the Series 2 Notes are immediately due and payable and the interest increased from 12% per annum to 18% per annum. Interest is also accruing on the Series 1 Notes.

We are in need for additional financing. Unless (i) we have raised additional financing, (ii) substantially improved our cash position and turnover of receivables, (iii) a significant number of the warrants sold in prior private placement offerings are exercised, or (iv) a significant number of other outstanding options or warrants have been exercised, we will need to raise additional funds from the sale of our securities to maintain our operations. Management believes that the issuance of additional shares of Common Stock for cash and the issuance of shares of Common Stock upon exchange of certain of our outstanding debt obligations and/or the exercise of certain outstanding Common Stock purchase warrants provide a less expensive and more readily available source of funds for our operations at this time.  We are carrying approximately $7,900,000 of indebtedness that is in default, or is due on outstanding notes and other contractual obligations which are past due or soon to be due.  Management is concerned that we may not have sufficient cash to satisfy these debts and carry on our current operations.  Therefore, Management believes it is prudent to reserve as much cash as possible for our operations.

             To that end, Management put together various exchange agreements to enter into with a majority, and potentially all, of our debt holders subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which  the debt holders shall exchange their outstanding notes or other debt obligations for shares of our Common Stock.  As stated above, this will provide us with a less expensive means to repaying our debt and will enable us to use our cash for current operations rather than the repayment of debt.  Although the exchange terms vary slightly between the debt holders – based upon the terms of each of the particular notes, a few provisions are consistent in all of the exchange agreements: First, all of the issuances pursuant to the exchange agreements are subject to shareholder approval.  To that end, we filed a Preliminary Proxy Statement on Schedule 14A on February 1, 2010 and are in the process of responding to SEC comments regarding same so that we can finalize the proxy and send it out to our shareholders.  We have the right to seek Shareholder Approval two times; if we do not receive Shareholder Approval at the second meeting, we shall fall back into default on all of the notes for which shareholders did not approve the issuance of shares pursuant to the related exchange agreement ..  Once we obtain Shareholder Approval to issue the shares pursuant to a particular exchange agreement, upon such issuance, the debt related to such exchange agreement will be forgiven and the holders thereof shall waive all current and future defaults under the debt.  Second, we agreed to use our best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement we file under the Securities Act of 1933, as amended.  And third, the issuance of all of the shares to be issued under these proposals are subject to NYSE Amex listing approval. Therefore, although some debt holders have signed an exchange agreement, they are not enforceable against us until we receive Shareholder Approval and approval of the NYSE Amex to list the shares, which we cannot guarantee and therefore the exchange may never occur. If and when we do receive Shareholder Approval, we shall file an Amendment to this Form 8-K to disclose the final amount of debt that shall be exchanged and the total number of shares issued in exchange thereof.

At this time, we received signatures to the related exchange agreements from a majority of the Note Holders holding approximately $2,800,000 of the Notes; however, as stated above, the exchange contemplated by such agreement shall not be effected and is not enforceable against us until we obtain Shareholder Approval and approval of the NYSE Amex to list the shares.  Pursuant to the exchange agreement, both the principal and the interest on the Notes shall be exchanged for a certain number of shares  of our Common Stock, the exact number of which is based upon the following formulas.  The number of shares of Common Stock to be issued to the Note Holders in exchange for the principal amount of the Notes shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by 70% of the VWAP for the five trading days immediately preceding the date the exchange is requested, but in no event shall the exchange price be less than $0.28. The VWAP is a fraction as follows: the numerator is the sum of the product of (i) the closing trading price for the Common Stock on the applicable National Securities Exchange for each trading day during such five day period and (ii) the volume of the Common Stock on the applicable National Securities Exchange for each such day, and the denominator of which is the total volume of the Common Stock on the applicable National Securities Exchange during such five day period, each as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.  We maintain the right to pay all interest due on the Notes between December 1, 2009 and June 30, 2010 in cash or in shares of Common Stock.  If we elect to pay the interest in shares of Common Stock, then the number of shares of common stock to be issued to the Note Holders shall be an amount equal to the quotient of the amount of interest sought to be exchanged divided by $0.28. Any interest due after June 30, 2010 shall be paid in cash if, on the date the interest is due as set forth in the Notes, the market price of our common stock is below $0.28 per share. If the market price of our Common sStock on such date is equal to or above $0.28 per share, we reserve the right to pay the interest in shares of our Common Stock at $0.28.

As additional consideration for exchanging their debt, we agreed to reduce the exercise price of the Series 1 and Series 2 warrants to $0.28 per share; there shall not be any other changes to the terms or conditions of the Series 1 Warrants or Series 2 Warrants. By executing the exchange agreement, such Note Holders waived all defaults under his/her Note unless, and only unless we fail to pay or issue any principal or interest pursuant to the terms of the exchange agreement or if we do not receive Shareholder Approval.  If we do not receive Shareholder Approval, we will once again be in default of the Notes.

The shares of  Common Stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated thereunder.

We also entered into an Exchange Fee Agreement with Cantone Research Inc., who was the placement agent for the original issuance of the Notes.  Pursuant to the Exchange Fee Agreement, Cantone Research agreed to negotiate the exchange with the Note Holders described above and obtain the Note Holders agreement and signature to the exchange agreement. Under the Exchange Fee Agreement, we agreed to pay Cantone Research a fee of 2% of the total principle and interest that is due, up through March 1, 2010, on the Notes, which, as of the date we entered into the Exchange Fee Agreement, was $3,952,402.50, 2% of which is $79,048. We agreed to pay Cantone Research the number of shares of our Common Stock that is equal to the quotient of $79,048 divided by $0.28, or 282,314 shares.  We also agreed to reduce the exercise price of the placement agent warrants issued to Cantone Research to $0.28 per share upon completion of the debt exchange. The issuance of shares to Cantone Research under the Exchange Fee Agreement is subject to NYSE Amex and Shareholder Approval.  If we do not receive Shareholder Approval, we will have to pay the exchange fee in cash.

In an effort to further reduce our cash expenditures, we also amended a consulting agreement with one of our corporate consultants – Cantone Asset Management LLC.  Under the original consulting agreement, we were to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued them warrants to purchase 200,000 shares of our common stock at $0.60 per share.  Pursuant to the amendment, (i) Cantone Asset shall instead be paid with an aggregate of 514,285 shares of our common stock, (ii) we will use our best efforts to register those shares in the next registration statement we file; and, (iii) we will engage counsel to issue a blanket opinion to our transfer agent regarding the amendment shares once the related registration statement is declared effective. In consideration for Cantone Asset agreeing to the amendment, we agreed to adjust the exercise price of their warrant to $0.28 per share. The issuance of shares pursuant to the amendment is subject to our receipt of NYSE AMEX approval and Shareholder Approval.  If we do not receive Shareholder Approval, the exercise price of the warrants will still be effective, but we will have to pay the consulting fee in cash.

On September 15, 2009, we also issued a Convertible Promissory Note to St. George (the ‘St. George Note”). As disclosed in a Current Report on Form 8-K that we filed on December 16, 2009, on December 11, 2009 we entered into a Waiver of Default with St. George pursuant to which we agreed to repay the entire balance of the St. George Note and any adjustments thereto pursuant to the terms of the initial Waiver by February 1, 2010. Since we failed to pay the entire balance of the note by February 1, 2010, we were in default on the St. George Note. On February 16, 2010, we entered into a Waiver of Default agreement (“February 16 Waiver”) with St. George pursuant to which: (i) St. George waived all defaults through May 15, 2010 and agreed not to accelerate the amounts due under the Note before May 15, 2010 and (ii) St. George shall exercise their Warrant to purchase 140,000 shares of our common stock at $0.65 per share.  In consideration for this waiver, we agreed to pay St. George a default fee equal to $50,000, which shall be added to the balance of the Note effective as of the February 16, 2010. If we fail to comply with the terms of the February 16 Waiver, the February 16  Waiver shall be immediately withdrawn, deemed to have never been given and the occurrence of default shall again be effective, pursuant to which St. George can declare the outstanding balance of their note immediately due and payable.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1*	Form of Series 1 Note
10.2	Form of Series 2 Note (Incorporate by reference to Exhibit 10.1 to the Issuer’s Current Report on Form 8-K filed on December 16, 2009.)
10.3*	Form of Exchange Agreement
10.4*	Form of Waiver of Default dated February 16, 2010

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:  /s/  Douglas MacLellan
      Name:  Douglas MacLellan
      Title:   Chief Executive Officer

Dated:  March 12, 2010